EXHIBIT 16.1
------------

Beadle, McBride, Evans & Reeves, LLP
2285 Renaissance Drive
Las Vegas, Nevada 89119
Phone:  702-597-0010
Fax:       702-597-2767




Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


Gentlemen:

We have read and agree with the comments in Item 4(a) of the Form 8-K of Nevada Holding Group, Inc. dated August 10, 2004.


Yours very truly,

/s/ Beadle, McBride, Evans & Reeves, LLP.
-----------------------------------------

Beadle, McBride, Evans & Reeves, LLP
Las Vegas, Nevada
August 10, 2004